Moody National Reit II, Inc. - 8-K

Exhibit 10.6

FIRST AMENDMENT

TO

HOTEL LEASE AGREEMENT

This First Amendment (“Amendment”) to that certain Hotel Lease Agreement dated May 24, 2016 (the “Master Lease”), by and between Moody National Yale-Seattle Holding, LLC, a Delaware limited liability company (“Lessor”) and Moody National Yale-Seattle MT, LLC, a Delaware limited liability company (“Lessee”), is entered into by Lessor and Lessee effective as of September 20, 2016 (“Effective Date”). Terms used but not otherwise defined herein shall have the meaning set forth in the Master Lease.

WHEREAS, Lessor and Lessee desire to make certain changes to the Master Lease.

NOW, THEREFORE, in exchange for the foregoing, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Section 1.2. The definition of “Commencement Date” as set forth in Section 1.2 of the Master Lease shall mean September 20, 2016.

2.           Section 2.1, Initial Loan. The reference to “$56,250,000” in the definition of “Initial Loan” as set forth in Section 2.1 of the Master Lease is hereby replaced with “$45,000,000”.

3.           Section 2.1, Initial Loan Documents. The definition of “Initial Loan Documents” as set forth in Section 2.1 of the Master Lease is hereby replaced with the following:

Initial Loan Documents: The (a)(i) Loan Agreement, (ii) Cash Management Agreement, (iii) Assignment of Management Agreement and Subordination of Management Fees, (iv) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, (v) Clearing Account – Deposit Account Control Agreement, (vi) Environmental Indemnity, (vii) Assignment of Leases and Rents, (viii) Promissory Note, (ix) Assignment of Leases and Rents and Security Agreement, (x) Master Lease Subordination and Attornment Agreement; and (b) any other documents executed by Lessor, Lessee (where applicable) and Initial Lender evidencing the Initial Loan).

4.           Section 2.1. A new definition of “PIP Reserve” shall be added to Section 2.1 of the Master Lease as follows:

PIP Reserve: As defined in Section 10.3.

5.           Section 2.1. A new definition of “Seasonality Reserve” shall be added to Section 2.1 of the Master Lease as follows:

Seasonality Reserve: As defined in Section 3.1(c).

6.           Section 3.1(c). Section 3.1(c) of the Master Lease is hereby replaced in its entirety with the following:

Seasonality Reserve. Upon execution of this Lease, Lessor shall have funded a $234,000 reserve (“Seasonality Reserve”) as required under the Initial Loan Documents for the purposes set forth therein, which reserve shall be utilized by Lessee for the payment of its rent obligations set forth in this Lese in accordance with the terms and conditions of the Initial Loan Documents. Additional monthly reserves for such purpose required to meet the terms of the Initial Loan Documents shall be the obligation of the Lessee.

7.           Section 10.3, Furniture, Fixture and Equipment Allowance. The reference to “$70,000” in Section 10.3 of the Master Lease is hereby replaced with “$1,200,000”.

8.           As amended hereby, the Master Lease shall continue in full force and effect.

9.           The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties.

10.         This Amendment may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

11.         This Amendment shall be construed and enforced in accordance with the laws of the State, without regard to any applicable conflicts of laws principles that would require the application of the law of any other jurisdiction.

IN WITNESS WHEREOF, this Amendment is effective as of the date first set forth above.

LESSOR:

Moody National Yale-Seattle Holding, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Brett C. Moody, President

LESSEE:

Moody National Yale-Seattle MT, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Brett C. Moody, President